WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                October 13, 2006


                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 14, 2006, at 3:00 P.M., EST, for the purpose of considering and taking action upon the following:

     1. The election of directors as more particularly described in the accompanying Proxy Statement; and
     2. Such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 13, 2006, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 20, 2006.

                       By Order of the Board of Directors

                       RICHARD A. WOOD, JR.
                       SECRETARY





YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED PROXY!

Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786


                                 PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 2006 Annual Stockholders Meeting of the Company, to be held on November 14, 2006, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Mellon Shareholder Services LLP, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means, as Mellon Shareholder Services LLP deems appropriate, at a cost to the Company presently estimated at $8,000. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. The accompanying proxy appoints as proxy holders Claude S. Abernethy, Jr., John D. Lovelace and Fred K. Webb, Jr. (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) to vote at the Annual Meeting all shares covered by the proxy. Management does not know of any other matters which will be presented for action at the meeting, but the appointed proxy holders intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 13, 2006, will be entitled to vote at the meeting. On that date, there were outstanding 1,270,746 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 167.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES FOR DIRECTORS.

Your Board of Directors unanimously recommends that Directors Claude S. Abernethy, Jr., Katherine J. Emerson, Lee Ferguson, George Henson, Rolf Kaufman, David Kemper, John D. Lovelace, Sarah E. Lovelace, and Fred Webb, Jr. be re-elected at the 2006 Annual Meeting for one (1) year terms expiring at the 2007 Annual Meeting or until their respective successors are duly elected and qualified. Each of said nominees has consented in writing to serve in said capacity if elected.

Period of service as a director, age and principal occupation for at least the past five years of each nominee for director are as follows:

NOMINEES FOR ELECTION:

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 79 years of age. He is Senior Vice President of Wachovia Securities (a securities brokerage firm), and a Director of Air T Inc., Carolina Mills, Inc. and Director Emeritus of Wachovia Securities, a subsidiary of Wachovia Bank, N.A.

Katherine J. Emerson has been a Director of the Company since 2001 and is 51 years of age. She is the information systems controller and accountant for Master Gauge and Tool Company (since 1994), a wholesale distributor of precision measuring and gauging equipment and supplies. She is a certified public accountant. Ms. Emerson is married to the nephew of Director Sarah E. Lovelace. Her husband is also a cousin of Director/Vice President Fred K. Webb, Jr. and a cousin of Director John D. Lovelace.

Lee Ferguson has been a Director since March 2006, when he was elected President and Chief Executive Officer of the Company. He is 55 years of age. Mr. Ferguson served as President of the Armor and Defense Group of Arotech Company, Inc., in Auburn, AL, from June 2005 until December 2005. He served as Chief Operating Officer of Specialty Defense Systems in Dunmore, PA from June 2002 to June 2005. Mr. Ferguson served as President and Chief Operating Officer of Bike Athletic Company, in Knoxville, TN, from August 1994 to June 2002.

George Henson has been a Director of the Company since 2005 and is 63 years of age. Mr. Henson was Operations Senior Vice President at Blue Ridge Paper Products, Inc. from 1999 until 2000. From 2000 until his retirement in 2002, he was President and Chief Executive Officer of Blue Ridge Paper Products, Inc. From 1969 through 1999, he was employed with Weyerhaeuser Company in various engineering and corporate management positions.

Rolf Kaufman has been a Director of the Company since 1962 and is 76 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment, while still being involved in several areas of the Company's business affairs.

David Kemper has been a Director of the Company since August 2006 and is 41 years of age. He is the President and a shareholder of KemperStrategy, Inc. From January of 2001 to August of 2002, Mr. Kemper was employed by Simula, Inc. SEI Division, Asheville, N.C. From October of 1998 to October of 2000, he was employed by CII Technologies, Inc., Fairview, N.C., as Corporate Director of Marketing and Group Director of Sales Operations. In addition, he presently serves as a Director of Chemtronix, Inc., Waynesville, NC.

John D. Lovelace has been a Director of the Company since 1999 and is 57 years of age. He is the Vice-President (since 1987) of Credit/Collections for United Leasing Corporation, a company primarily engaged in the leasing of equipment. Prior to joining United Leasing, he served as Assistant Vice President of Retail Banking for United Virginia Bank. He is the son of Director Sarah E. Lovelace and a cousin of Director/Vice President Fred K. Webb, Jr. Director Katherine J. Emerson is married to a cousin of John D. Lovelace.

Sarah E. Lovelace has been a Director of the company since August 2005. She is the Executrix of the estate of James T. Emerson, which owns 54.93% of the Company's outstanding stock, and is 77 years of age. She was a Licensed Practical Nurse (retired since 1992). She is the mother of Director John D. Lovelace and the aunt of Director/Vice President Fred Webb, Jr. Director Katherine J. Emerson is married to a nephew of Sarah E. Lovelace.

Fred K. Webb, Jr. has been a Director of the Company since 1996. He is Vice President of the Company (since February 1999) and is 46 years of age. He previously held the position of Special Projects Manager with the Company (August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since
1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director Sarah E. Lovelace and the cousin of Director John D. Lovelace. Director Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr.

It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.


                          CORPORATE GOVERNANCE MATTERS

The Board of Directors held one regular meeting and seven special meetings during fiscal year 2006. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which they served. All members of the Board of Directors attended the 2005 Annual Meeting of Shareholders. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. The Board of Directors adopted three such resolutions during the Company's last full fiscal year.

Your Board of Directors has taken actions with reference to the structuring of the various Committees of the Board of Directors so as to be in compliance with the Sarbanes-Oxley Act of 2002 and the resulting revised listing requirements of the American Stock Exchange ("the AMEX"). Since over 50% of the voting power of the Company's common stock is held by the Estate of James T. Emerson, the Company, under AMEX regulations is a "controlled company". As a controlled company, the Board of Directors does not have to be made up of a majority of independent directors.

The Company has a standing Audit Committee of the Board of Directors. On May 16, 2000 the Company's Board of Directors approved the Audit Committee's initial Charter. The Board of Directors approved revisions to the Charter on November 19, 2002, February 17, 2004 and June 24, 2004.

All directors not otherwise associated with the Company as an officer, employee or consultant and whom the Board of Directors, under regulations of the AMEX, has determined to be independent are members of the Audit Committee. The Board of Directors has determined that all Audit Committee members have the ability to read and understand fundamental financial statements and that Audit Committee Chairman Claude S. Abernethy, Jr. is a financial expert, all as required by regulations of the AMEX. Accordingly, Directors Henson, Kemper and Abernethy are currently the members of such Committee, with Director Abernethy serving as Chairman of the Committee.

The Audit Committee held four quarterly meetings during the Company's last fiscal year at which representatives of the Company's independent auditors, Dixon Hughes PLLC, were present. The Audit Committee selects the firm to be the Company's auditors, and performs other functions as stated in its Charter and in the Audit Committee Report set forth below.

As a "controlled company" the Company is not required to and does not have a standing Nominating Committee. Nominees to serve on the Board of Directors are determined by a vote of the entire Board of Directors.

Though not required or prohibited by the AMEX Company Guide, the Board has had for a number of years and continues to have a standing Compensation Committee, with Directors Abernethy, Katherine Emerson, Henson, Kemper and Sarah E. Lovelace being the members of such Committee for the 2006 fiscal year with Director John D. Lovelace serving as Chairman. The Compensation Committee met three times during the 2006 fiscal year.

The Company is also required by the AMEX Company Guide to have certain codes of conduct for its officers, employees and directors. Copies of said Code of Conduct were filed as Exhibit 14 to the Company's Form 10-K filed with the Securities and Exchange Commission for the Company's 2004 fiscal year.

                             Audit Committee Report

In accordance with its written charter adopted May 16, 2000, as amended November 19, 2002, February 17, 2004 and June 24, 2004 by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2006, the Committee or the Chairman thereof, held four quarterly meetings to discuss with management and the independent auditor the financial information contained in the Securities and Exchange Commission Form 10-Q filing for the three fiscal quarters and the annual Form 10-K.

In discharging its oversight responsibility as to the audit process and consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Audit Committee reviewed with the independent auditors and management the audited financial statements of the Company for the fiscal year ended July 1, 2006. Management has the responsibility for the preparation and content of those statements. Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 1, 2006, for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors
David Kemper          Claude S. Abernethy, Jr.                 George Henson
                             Chairman



                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for the executive officers of the Company. The Committee consists of all directors not otherwise associated with the Company and, in the 2006 fiscal year, consisted of five members, including the Chairman.

The Committee met three times during the year to consider and make recommendations to the Board of Directors. In the 2006 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the executive officers received an annual cash bonus for said fiscal year. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. In addition, Mr. Ferguson receives other perquisites whose value is approximately $33,000.

        Submitted by the Compensation Committee of the Board of Directors
                           John D. Lovelace, Chairman
Claude S. Abernethy                                               David Kemper
Katherine Emerson                                            Sarah E. Lovelace




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

Directors' fees are $4,250 per year; $1,000 per meeting for each Board meeting attended in person except for the Chairman of the Board; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. The Chairman of the Audit Committee receives $1,000 quarterly in addition to other director fees. The Chairman of the Board receives $3,750 quarterly in addition to $4,000 per meeting for each Board of Directors meeting attended in person or by phone. Directors who are employees of the Company do not receive any directors' fees. The Company reimburses travel expenses of directors who incurred traveling to and from meetings.

                              INDEPENDENT AUDITORS

Dixon Hughes PLLC served as the Company's independent auditors for the fiscal years ended July 1, 2006 and July 2, 2005. The Audit Committee has not selected independent auditors for the fiscal year beginning July 2, 2006. The Audit Committee has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Dixon Hughes PLLC has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                     INDEPENDENT AUDITORS FEES AND SERVICES

The following table shows the aggregate fees billed (excluding travel and out of pocket expenses) to the Company by its independent auditors, Dixon Hughes PLLC for professional services rendered during the fiscal years ended July 1, 2006 and July 2, 2005:

         ----------------------------------------------------------------
                                            July 1, 2006    July 2, 2005
         Description of Fees
         ----------------------------------------------------------------
         Audit Fees (1)                          $64,900         $60,550
         ----------------------------------------------------------------
         Audit-Related Fees (2)                    5,500           5,000
         ----------------------------------------------------------------
         Tax Fees (3)                             10,700          10,500
         ----------------------------------------------------------------
         All Other Fees                               $0              $0
         ----------------------------------------------------------------

(1) Includes fees for audits of the July 1, 2006 and July 2, 2005 consolidated financial statements of the Company and its subsidiaries, and reviews of the related quarterly financial statements included in quarter reports on Form 10-Q for the 2006 and 2005 fiscal years and direct engagement expenses.
(2) Includes fees for the audits of the June 30, 2006 and June 30, 2005 for one of the Company's defined benefit pension plans. The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Dixon Hughes PLLC is compatible with maintaining the principal accountant's independence.
(3) Includes fees for services rendered for tax compliance including federal and state income tax returns.

Before any accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Company's Audit Committee approves the engagement. The Audit Committee approved all of the services described herein.

                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by the Company and includes the Company and R. G. Barry; Brown Shoe, Inc.; Genesco, Inc.; Phoenix Footwear Group, Inc.; McRae Industries; Rocky Brands, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 2006 fiscal year.


















--------------------------------------------------------------------------------
                            Total Stockholder Return
--------------------------------------------------------------------------------

                       2001     2002      2003      2004      2005       2006
--------------------------------------------------------------------------------
WELLCO                 $100     $159      $117      $213      $169       $172
--------------------------------------------------------------------------------
S & P 500              $100      $82       $82       $97      $104       $113
--------------------------------------------------------------------------------
PEER GROUP             $100      $98      $114      $147      $186       $168
--------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

Compensation Summary
The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                              ANNUAL COMPENSATION

                                                         LONG TERM
                                                          COMPENSA
                                                 OTHER       -TION
                                                 ANNUAL     STOCK      ALL OTHER
NAME AND PRINCIPAL         SALARY     BONUS      COMPEN-    OPTION       COMPEN-
   POSITION:        YEAR                         SATION     GRANTS       SATION
--------------------------------------------------------------------------------
Lee Ferguson,
Chief Executive
Officer and
President (1)       2006   $260,000  $35,000    $33,000(2)
--------------------------------------------------------------------------------
David Lutz,
Former Chief
Executive Officer,
President,
and Chairman
of the Board (3)    2006   $131,664   $7,082                          $38,360(4)
--------------------------------------------------------------------------------
                    2005   $131,664  $29,519
--------------------------------------------------------------------------------
                    2004   $122,472  $38,298     $1,900(5)
--------------------------------------------------------------------------------

(1) Chief Executive Officer since March 20, 2006. He was paid $75,000 from March 20, 2006 through July 1, 2006.
(2) Amounts for additional life insurance of $7,000, car allowance of $14,000 and apartment rent of $12,000 for a total of $33,000 annually. Only $7,000 was paid for these perquisites during the period of March 20, 2006 through July 1, 2006.
(3) Chief Executive Officer from January 1, 2002 until his resignation effective February 15, 2006.
(4) Amounts represent accumulated accrued vacation paid.
(5) Amounts represent reimbursement for income taxes.

Stock Options
There were no individual grants of stock options to the named executive officers during the fiscal year ended July 1, 2006.

The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table each exercise of stock options during the 2006 fiscal year and the fiscal year-end value of unexercised options.

--------------------------------------------------------------------------------
                                               NUMBER OF            VALUE OF
                     SHARES                  UNEXERCISED      UNEXERCISED IN-
                   ACQUIRED                OPTION SHARES   THE-MONEY OPTIONS
                         ON       VALUE     EXERCISABLE/        EXERCISABILE/
     NAME          EXERCISE    REALIZED    UNEXERCISABLE       UNEXERCISABLE
--------------------------------------------------------------------------------
 David Lutz                                 30,000 / 0           $66,400/ $0
--------------------------------------------------------------------------------

(1) Excess of the total market value at July 1, 2006 of the shares over the total exercise price.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements
The Company has entered into an employment agreement effective March 20, 2006, with Mr. Lee Ferguson (the "Employment Agreement"). The Company without notice may terminate Mr. Ferguson's employment, and if terminated prior to June 27, 2009, Mr. Ferguson will continue to receive his salary for twelve (12) months following his termination. Further, if the Company or substantially all of its business assets are sold to an individual or entity not currently a stockholder of the Company and as a result of that transaction Mr. Ferguson will no longer serve as President and Chief Executive Officer of the Company, Mr. Ferguson will continue to receive his salary for twelve (12) months. Mr. Ferguson may terminate his employment with the Company upon ninety (90) days notice. During the term of the Employment Agreement, Mr. Ferguson will receive an annual salary of $260,000. Mr. Ferguson has received a bonus of $35,000 with reference to the Company's 2005-2006 fiscal year. Prior to June 30, 2007, a bonus program for subsequent fiscal years under which Mr. Ferguson could earn a bonus of $130,000 or more upon attaining the goals and objectives for a fiscal year to be established by the Compensation Committee of the Company's Board of Directors. In addition, prior to June 30, 2007 the Compensation Committee of the Company's Board of Directors will consider the appropriateness of instituting additional stock option plans for Mr. Ferguson or him and other key employees as a group. Mr. Ferguson will be entitled to participate in all employee benefit plans and arrangements made available by the Company upon the terms and subject to the conditions set forth in the applicable plan or arrangement. In addition, the Company, subject to specified conditions, will obtain and maintain additional life insurance coverage on Mr. Ferguson's life in the amount of $450,000 while serving as a an employee of the Company payable in the event of his death to a beneficiary designated by him. The Company, subject to specified conditions, will obtain supplemental disability coverage for Mr. Ferguson providing him with additional disability benefits in the amount of $2,600 per month through his attained age 65 if he becomes disabled as defined in the disability income insurance policy. The Company will pay Mr. Ferguson a car allowance of $1,200 per month. The Company will provide Mr. Ferguson a furnished apartment in Haywood County, North Carolina, through March 19, 2007, if he does not purchase a permanent residence in this area prior to such date, and provide an executive relocation plan for Mr. Ferguson covering documented moving expenses and any brokerage expenses he may incur in connection with acquisition of a residence in Waynesville, North Carolina, area prior to March 19, 2007.

Long-Term Incentive Plans
The Company does not have any type of long-term incentive plans for any executive officer or other employee.

Pension Plan
The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
--------------------------------------------------------------------------------
AVERAGE
ANNUAL
COMPENSATION     15 YEARS     20 YEARS    25 YEARS     30 YEARS      35 YEARS
--------------------------------------------------------------------------------
$125,000          $13,900      $18,500     $23,200      $27,800       $32,400
--------------------------------------------------------------------------------
$150,000           17,300       23,000      28,800       34,600        40,300
--------------------------------------------------------------------------------
$175,000           20,700       27,500      34,400       41,300         48,200
--------------------------------------------------------------------------------
$200,000           24,000       32,000      40,100       48,100         56,100
--------------------------------------------------------------------------------

The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Lutz has 32 years of service under the plan. Mr. Ferguson will have 10 years of service assuming employment to age 65.


                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:

         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 30, 2006

--------------------------------------------------------------------------------
                                        SHARED
                     SOLE VOTING    VOTING AND
                             AND   DISPOSITIVE                  TOTAL    PERCENT
                     DISPOSITIVE     POWER (1)      STOCK  BENEFICIAL        OF
                           POWER       and (3)    OPTIONS   OWNERSHIP   CLASS(2)
--------------------------------------------------------------------------------
Officers and
Directors:
--------------------------------------------------------------------------------
Lee Ferguson                                                             0.00%
--------------------------------------------------------------------------------
Fred K. Webb, Jr.         5,000                     7,000     12,000      0.91%
--------------------------------------------------------------------------------
George Henson                                                             0.00%
--------------------------------------------------------------------------------
Rolf Kaufman             43,192                               43,192      3.26%
--------------------------------------------------------------------------------
Directors:
--------------------------------------------------------------------------------
Sarah E. Lovelace*      759,284                              759,284     57.38%
--------------------------------------------------------------------------------
Claude S.Abernethy, Jr.   2,000                     2,000      4,000      0.30%
--------------------------------------------------------------------------------
John D. Lovelace                                    2,000      2,000      0.15%
--------------------------------------------------------------------------------
David Kemper                                                              0.00%
--------------------------------------------------------------------------------
Katherine J. Emerson       300         3,600                   3,900      0.29%
--------------------------------------------------------------------------------
Officers:
--------------------------------------------------------------------------------
Tammy Francis            2,000                     11,500     13,500      1.02%
--------------------------------------------------------------------------------
Neil Streeter                            10                       10      0.00%
--------------------------------------------------------------------------------
Richard A. Wood, Jr.     1,900                                 1,900      0.14%
--------------------------------------------------------------------------------
All Officers
and Directors
as a Group (12)        813,676        3,610        22,500    839,786     63.45%
--------------------------------------------------------------------------------
* Ms. Lovelace is the Executrix of the Estate of James T. Emerson, which holds 747,084 shares of the Company's stock. She also owns individually 12,200 shares of the Company's stock.
--------------------------------------------------------------------------------
Owners of More Than 5% of the Company's Common Shares:
--------------------------------------------------------------------------------
Other than Director Sarah E. Lovelace shown above, the Company is not aware of any other beneficial owner of more than five percent of its Common Shares.
--------------------------------------------------------------------------------
      (1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.
      (2) Percent of total shares outstanding (1,270,746) and shares issuable under options exercisable within 60 days (52,500).
      (3) Mr. Kaufman is the principal beneficiary of a trust, which owns 4,000 shares of the Company's stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Lee Ferguson was elected President and Chief Executive Officer and appointed a Director effective March 20, 2006. He failed to file a Form 3 (one report) on a timely basis as required by Section 16(a) of the Exchange Act during the fiscal year ended July 1, 2006. No transactions were required to be reported by Mr. Ferguson on a Form 4 during the fiscal year ended July 1, 2006. Neil Streeter was elected Vice President of Sales on April 18, 2006. He failed to file a Form 3 (one report) on a timely basis as required by Section 16(a) of the Exchange Act during the fiscal year ended July 1, 2006. No transactions were required to be reported on a Form 4 by Mr. Streeter during the fiscal year ended July 1, 2006.




              STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING AND
                          COMMUNICATIONS WITH DIRECTORS

Proposals of qualified stockholders intended to be presented at the Company's 2007 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than June 30, 2007, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.

Any security holder who wishes to send a communication to either the entire Board of Directors or any member(s) thereof can send such communication to the Company's general counsel (email dwood@mwbavl.com, or by calling 828-254-8800). Any and all communications will be forwarded to the Board members designated in such communication.

                                              By Order of the Board of Directors
                                              RICHARD A. WOOD, JR.
                                              Secretary
Waynesville, North Carolina
October 13, 2006




A copy of the Company's 2006 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.

                            WELLCO ENTERPRISES, INC.
                P. O. Box 188, Waynesville, North Carolina 28786

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL STOCKHOLDERS MEETING, TUESDAY, NOVEMBER 14, 2006

The undersigned hereby acknowledges receipt of Notice of Meeting and Proxy Statement each dated October 13, 2006, for the 2006 annual stockholders meeting of Wellco Enterprises, Inc., and hereby revokes all proxies heretofore given for said meeting and appoints Claude S. Abernethy, Jr., John D. Lovelace, Jr. and Fred K. Webb, Jr. (and each of them with full power of substitution, or any one or more of them acting in the absence of the others) as attorneys and proxies of the undersigned to represent, vote and act for the undersigned as designated on the back of this proxy with respect to all shares of the stock of said Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina, at 3:00 P.M., EST, on Tuesday, November 14, 2006 or at any adjournment thereof.

          (Continued, and to be marked, dated and signed on other side)

                    FOLD AND DETACH HERE. RETURN THIS PORTION

ITEM 1: Your Board of Directors recommends a vote FOR the election of Claude S. Abernethy, Jr., Katherine J. Emerson, Lee Ferguson, George Henson, Rolf Kaufman, David Kemper, John D. Lovelace, Sarah E. Lovelace, and Fred K. Webb, Jr. as Directors of the Company, as follows:

To serve for a one-year term expiring at the 2007 Annual Stockholders Meeting.

           FOR ALL NOMINEES, except as marked below

           WITHHOLD AUTHORITY to vote for all nominees
             To withhold authority to vote for any Director nominee(s), print the name(s) below:


--------------------------------------------------------------------------------

     IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE AS SET FORTH IN THE PROXY STATEMENT AND THE HOLDERS HEREOF WILL EXERCISE THEIR DISCRETION AS TO ALL OTHER ITEMS OF BUSINESS WHICH MAY COME BEFORE THE MEETING.
--------------------------------------------------------------------------------



                                                    Signature of Stockholder(s)
Date                         , 2006
--------------------------------------------------------------------------------

NOTE: SIGN NAME EXACTLY AS IT APPEARS HEREON AND DATE. Co-owners must all sign. Attorneys, executors, administrators, trustees, guardians, etc. should sign in official capacity and give title.
--------------------------------------------------------------------------------

                            WELLCO ENTERPRISES, INC.
                P. O. Box 188, Waynesville, North Carolina 28786

  The annual meeting will be held on November 14, 2006 at 3:00 P.M. in the cafeteria of the Company's plant at 150 Westwood Circle, Waynesville, North Carolina.

YOUR VOTE IS VERY IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ABOVE, AND RETURN IT IN THE ENVELOPE PROVIDED.